ITEM 77E   LEGAL PROCEEDINGS

Since October 2003 Federated
 and related entities
collectively Federated
and various Federated
 funds
Funds have been named
as defendants in
several class action
 lawsuits now pending
 in the United States
District Court for
the District of Maryland
The lawsuits were
 purportedly filed on
 behalf of people who
purchased owned andor
 redeemed shares of
Federatedsponsored
 mutual funds during
specified periods
beginning November 1 1998
 The suits are generally
similar in alleging that
 Federated engaged in
 illegal
and improper trading
practices including market
 timing and late trading
 in concert with certain
institutional traders
which allegedly caused
financial injury to the
 mutual fund shareholders
These
lawsuits began to be filed
 shortly after Federateds
first public announcement
 that it had received requests
for information on shareholder
 trading activities in the
 Funds from the SEC the
Office of the New York
State Attorney General
NYAG and other authorities
 In that regard on November
28 2005 Federated
announced that it had
reached final settlements
with the SEC and the NYAG
with respect to those matters
Specifically the SEC and
NYAG settled proceedings
against three Federated
subsidiaries involving
undisclosed market timing
 arrangements and late
trading The SEC made findings
 that Federated
Investment Management
Company FIMC an SECregistered
 investment adviser to
various Funds and
Federated Securities Corp
an SECregistered brokerdealer
 and distributor for the
Funds violated provisions
of the Investment Advisers
Act and Investment Company
 Act by approving but not
disclosing three
market timing arrangements
or the associated conflict
 of interest between FIMC
and the funds involved in
the arrangements either
to other fund shareholders
 or to the funds board
 and that Federated
Shareholder
Services Company formerly
 an SECregistered transfer
agent failed to prevent
a customer and a Federated
employee from late trading
 in violation of provisions
 of the Investment Company
 Act The NYAG found
that such conduct violated
 provisions of New York
State law Federated
 entered into the settlements
without admitting or denying
 the regulators findings
As Federated previously
reported in 2004 it has
already paid approximately
 80 million to certain
 funds as determined by
an independent consultant
 As
part of these settlements
 Federated agreed to
 pay disgorgement and a
 civil money penalty in
 the aggregate
amount of an additional
 72 million and among
other things agreed that
it would not serve as
investment
adviser to any registered
 investment company unless
i at least 75 of the funds
 directors are independent
 of
Federated ii the chairman
 of each such fund is
independent of Federated
iii no action may be taken by
 the
funds board or any committee
thereof unless approved by a
 majority of the independent
trustees of the
fund or committee respectively
and iv the fund appoints a
senior officer who reports
to the independent
trustees and is responsible
for monitoring compliance
by the fund with applicable
 laws and fiduciary
duties and for managing
the process by which
management fees charged
to a fund are approved
The
settlements are described
in Federateds announcement
which along with previous
press releases and
related communications on
those matters is available
in the About Us section of
 Federateds website at
FederatedInvestorscom
Federated and various
Funds have also been
named as defendants in
several additional
lawsuits the
majority of which are
now pending in the
United States District
 Court for the Western
District of
Pennsylvania alleging
among other things
excessive advisory and
Rule 12b1 fees
The board of the Funds
has retained the law
 firm of Dickstein Shapiro
LLP to represent the Funds
in these
lawsuits Federated and
 the Funds and their
 respective counsel are
reviewing the allegations
and intend to
defend this litigation
 Additional lawsuits
based upon similar
allegations may be filed
in the future The
potential impact of these
 lawsuits all of which
seek unquantified damages
 attorneys fees and expenses
 and
future potential similar
 suits is uncertain
Although we do not
believe that these
lawsuits will have a
material adverse effect
 on the Funds there
can be no assurance
that these suits
ongoing adverse publicity
andor other developments
 resulting from the
 regulatory investigations
 will not result in
 increased Fund
redemptions reduced sales
 of Fund shares or other
 adverse consequences for
the Funds